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                                                                    EXHIBIT 99.2


                        CONTINGENT VALUE RIGHTS AGREEMENT

      This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of May 12, 2003 (this "Agreement"), is entered into by and among Front Range Himalaya Corporation, a Wyoming corporation (the "Company"), Frontier Oil Corporation, a Wyoming corporation ("Frontier"), Holly Corporation, a Delaware corporation ("Holly"), Front Range Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Front Range Merger Corporation"), Himalaya Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Himalaya Merger Corporation"), and Jack P. Reid (the "Representative").

                                    RECITALS:

      WHEREAS, the Company, Frontier, Holly, Front Range Merger Corporation and Himalaya Merger Corporation have entered into an Agreement and Plan of Merger dated as of March 30, 2003 (the "Merger Agreement"), pursuant to which at the Effective Time (as defined below) (i) Front Range Merger Corporation will merge with and into Frontier, with Frontier surviving the merger as a direct wholly-owned subsidiary of the Company (the "Front Range Merger"), and (ii) Himalaya Merger Corporation will merge with and into Holly, with Holly surviving the merger as a direct wholly-owned subsidiary of the Company (together with the Front Range Merger, the "Mergers");

      WHEREAS, upon consummation of the Mergers, (i) each of Frontier and Holly will become a wholly owned subsidiary of the Company, which has been formed by Frontier and Holly solely for the purpose of the transactions contemplated by the Merger Agreement, and (ii) the Company will be renamed Frontier Oil Corporation;

      WHEREAS, the Company shall duly authorize the creation and issuance to Holly's stockholders and certain holders of options to purchase Holly Common Stock (as hereinafter defined) of contingent value rights (the "CVRs") as hereinafter described; and

      WHEREAS, all things necessary have been done to make the CVRs, when issued pursuant to the Merger Agreement and hereunder, the valid obligations of the Company and to make this Agreement a valid agreement of the Company, in accordance with its terms.

      NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      Section 1.1 Definitions.

            (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

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                  (i) the terms defined in this Article have the meanings
            assigned to them in this Article, and include the plural as well as the singular;

                  (ii) all accounting terms used herein and not expressly
            defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted in the United States at the time of any computation;

                  (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

                  (iv) unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa.

            (b) The following terms shall have the meanings ascribed to them as follows:

      "Act," when used with respect to any Holder, has the meaning specified in
Section 1.2.

      "Affiliate" of a Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

      "Assignment of Claims Act" means the Assignment of Claims Act, 31 U.S.C.
Section 3727.

      "Assumed Tax Benefit" means an amount equal to the Income Tax benefit that would be allowed to the Company Group (not giving effect to any Income Tax benefit of additional basis to the Company Group of Holly Common Stock) attributable to (i) the incurrence or payment of the Claims Expenses and the CVR Payment Amount, or (ii) the deduction allowable to the Company in respect of Realized Non-Cash Proceeds described in clause (c) of the definition of Tax Assumptions, computed as set forth in Section 2.5 hereof.

      "Assumed Tax Liability" means an amount equal to the Income Tax liability of the Company Group (not giving effect to any deductions attributable to the incurrence or payment of Claims Expenses or the CVR Payment Amount) attributable to the receipt of Litigation Proceeds and any Non-Cash Proceeds includible in the gross income of the Company, computed as set forth in Section 2.5 hereof.

      "Board of Directors" means the board of directors of the Company.

      "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Representative.

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      "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to remain closed.

      "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) certificates of deposit with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank organized and in existence under the laws of the United States and having capital and surplus in excess of $500 million, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within 180 days after the date of acquisition, (e) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investor Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Services, and (f) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (a) through (e) above.

      "Cash Proceeds" means all cash compensation, payments, penalties, interest and other damages, if any, recovered or received by Holly Subsidiaries or any of their Affiliates and attributable to the resolution of the Litigation, whether such compensation, penalties, interest or other damages are recovered at trial, upon appeal or in settlement.

      "Claims Expenses" means the sum of all direct expenses paid after March 29, 2003 by the Company, Holly Subsidiaries and their Affiliates in prosecuting the Litigation, including any amounts paid to or on behalf of the Representative pursuant to Section 3.4 of this Agreement and excluding any payment of Firm Expenses.

      "Claims Expense Threshold Date" means the first date on which the aggregate Claims Expenses paid by the Company, Holly and their Subsidiaries after March 29, 2003 exceed $2,500,000.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commission" means the Securities and Exchange Commission of the United States of America.

      "Company" has the meaning set forth in the first paragraph of this Agreement.

      "Company Common Stock" means the common stock, par value $0.01 per share, of the Company.

      "Company Group" means the Company and each member of the relevant affiliated, combined, consolidated or unitary group of the Company for Income Tax purposes.

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      "Control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, including the power to dispose of or vote such stock, as trustee or executor, by contract or otherwise.

      "Converted Stock Options" means all options to purchase shares of Company Common Stock into which an option to purchase Holly Common Stock was converted pursuant to Section 2.5(b) of the Merger Agreement.

      "CVRs" means the contingent value rights to be issued by the Company pursuant to the Merger Agreement and this Agreement.

      "CVR Payment Amount" means, as of any CVR Payment Date, an amount of cash (if positive) with respect to each CVR equal to the quotient of (A) the sum of
(u) the aggregate amount of Litigation Proceeds actually received by the Holly Subsidiaries or their Affiliates, minus (v) two times the Claims Expenses, minus
(w) the Assumed Tax Liability with respect to all Litigation Proceeds and Non-Cash Proceeds includible in the Company's gross income actually received through the date of the Litigation Proceeds Certificate applicable to such CVR Payment Date, plus (x) the Assumed Tax Benefit with respect to all Realized Non-Cash Proceeds received and Claims Expenses paid or incurred through the date of the Litigation Proceeds Certificate applicable to such CVR Payment Date and all CVR Payment Amounts paid through and including such CVR Payment Date, minus
(y) an amount equal to 10% of the remainder of (u) minus (v), and minus (z) the aggregate amount of all CVR Payment Amounts required to have been put into an account for the benefit of the Holders pursuant to Section 5.1(e) prior to such CVR Payment Date, divided by (B) the total number of CVRs outstanding on the CVR Payment Date for such CVR Payment Amount. After the calculation of the initial CVR Payment Amount, any calculation of a CVR Payment Amount shall be made on a cumulative basis as provided for in Section 2.6(a) of this Agreement.

      "CVR Payment Date" means any date that any CVR Payment Amount is paid by the Company to the Holders, which shall be established pursuant to Section 2.4.

      "CVR Register" and "CVR Registrar" have the respective meanings specified in Section 2.3(b).

      "Effective Time" means the effective time of the Mergers.

      "Firm Expenses" has the meaning specified in Section 2.4(e) of this Agreement.

      "Holder" means a Person in whose name a CVR is registered in the CVR Register.

      "Holly Common Stock" means the common stock, par value $0.01 per share, of Holly.

      "Income Tax" means any federal, state or local income tax (including any state or local franchise tax imposed on or with respect to net income).

      "IRS" means the Internal Revenue Service.

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      "Litigation" means the litigation and claims that Holly Subsidiaries have filed or asserted against the United States as described on Exhibit A to this Agreement and any similar future lawsuits, claims or appeals brought by the Company, Holly, Holly Subsidiaries or their Affiliates related to the sale of jet fuel by Holly or any Holly Subsidiary to the United States prior to March 30, 2003.

      "Litigation Proceeds" means the sum of any and all Cash Proceeds, Realized Non-Cash Proceeds and Setoffs.

      "Litigation Proceeds Certificate" has the meaning specified in Section 2.4(a) of this Agreement.

      "Merger Agreement" has the meaning set forth in the recitals to this Agreement.

      "Non-Cash Proceeds" means all non-cash compensation, payments, penalties, interest and other damages, if any, recovered or received by Holly Subsidiaries or any of their Affiliates and attributable to the resolution of the Litigation, whether such compensation, penalties, interest or other damages are recovered at trial, upon appeal or in settlement.

      "Officer's Certificate" means a certificate signed by the chairman of the Board of Directors or the president, any vice president, the controller, the treasurer, the secretary or any assistant secretary, in each case of the Company, in his or her capacity as such an officer, and delivered to the Representative.

      "Opinion of Counsel" means a written opinion of counsel, who shall be selected by the Representative and reasonably acceptable to the Company.

      "Option Holder" means any holder of a Converted Stock Option.

      "Person" means any individual, corporation, partnership, joint venture, limited liability company, business trust, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

      "Realized Non-Cash Proceeds" means (i) all cash payments received in respect of Non-Cash Proceeds and (ii) the fair market value (as determined pursuant to Section 2.4) of any Non-Cash Proceeds that would not reasonably be expected to be realized by receipt of cash in the foreseeable future.

      "Representative" means the Person named as the "Representative" in the first paragraph of this Agreement, until a successor Representative shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Representative" shall mean such successor Representative.

      "Resolution" has the meaning specified in Section 2.4(e) of this Agreement.

      "Setoff" means any dollar amount deducted from what would otherwise be Cash Proceeds, Realized Non-Cash Proceeds or Non-Cash Proceeds on account of any claims or counterclaims asserted by the United States, pursuant to 31 U.S.C.
Section 3728 or otherwise, that are not directly related to the Litigation, whether such offsets are recovered at trial, upon appeal or in

                                        5

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settlement. Any Setoff shall be deemed received when deducted from what would otherwise be Cash Proceeds, Realized Non-Cash Proceeds or Non-Cash Proceeds.

      "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such Person is a general partner.

      "Successor Representative" means any successor Representative appointed pursuant to Section 3.5(e)

      "Surviving Person" has the meaning set forth in Section 7.1(a)(1).

      "Tax Assumptions" means (i) if there is no Tax Determination, the following assumptions or (ii) if there is a Tax Determination, the following assumptions as modified by such Tax Determination:

            (a) Cash Proceeds and Setoffs will be includible in full in the Company's gross income as ordinary income.

            (b) Non-Cash Proceeds will not be includible in the Company's gross income except to the extent that (i) the Company determines such Non-Cash Proceeds are includible in the Company's gross income and so indicates in the Litigation Certificate issued with respect to the receipt of such Non-Cash Proceeds, and (ii) in the event the Representative delivers a Notice of Objection regarding the inclusion of such Non-Cash Proceeds in the Company's gross income, there is a Resolution that such Non-Cash Proceeds are includible in the Company's gross income.

            (c) Realized Non-Cash Proceeds will be includible in the Company's gross income to the extent the amount of such Realized Non-Cash Proceeds exceeds the amount of the associated Non-Cash Proceeds previously included in the Company's gross income, if any. Realized Non-Cash Proceeds will give rise to a deduction to the Company to the extent the amount of such Realized Non-Cash Proceeds is less than the amount of the associated Non-Cash Proceeds previously includible in the Company's gross income, if any.

            (d) The payment of Claims Expenses will be deductible in full as an ordinary expense.

            (e) Payments of the CVR Payment Amount will not be deductible except that (i) Section 483(a) of the Code will apply to payments of the CVR Payment Amount (other than payments with respect to CVRs issued on exercise of employee options or otherwise in a compensatory transaction) and payments of the CVR Payment Amount will be deductible to the extent treated by Section 483(a) of the Code as interest expense; and (ii) payments of the CVR Payment Amount with respect to CVRs issued on exercise of employee options or otherwise in a compensatory transaction will be deductible in full.

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            (f) The Income Tax liability attributable to the assumed inclusion in gross income as ordinary income of all or a portion of the Litigation Proceeds and any Non-Cash Proceeds includible in the gross income of the Company and the Income Tax benefit of any deduction assumed to be allowed shall be (i) the product of the amount of such income or deduction and the highest statutory rate of federal Income Tax applicable to corporations for the year in which the Litigation Proceeds (or Non-Cash Proceeds) are received or payments for Claim Expenses or the CVR Payment Amount are made or incurred plus (ii) the product of such income or deduction and the net highest statutory combined marginal rate of state and local Income Tax of the relevant member or members of the Company Group in applicable state and local jurisdictions for the year in which the Litigation Proceeds (or Non-Cash Proceeds) are received or payments for Claim Expenses or the CVR Payment Amount are made or incurred, net of the federal Income Tax benefit (calculated based on the rate in clause (i)) of such state or local Income Tax. The relevant member or members of the Company Group shall be the member or members that is or are assumed to include the Litigation Proceeds (or Non-Cash Proceeds) in income or is or are assumed to be allowed a deduction.

            (g) If the Assumed Tax Liability or the Assumed Tax Benefit cannot be computed at the time the Litigation Proceeds Certificate is required to be delivered pursuant to Section 2.4 hereof because of the absence of information as to tax rates or other factors described in the definition of Assumed Tax Liability or the definition of Assumed Tax Benefit, as the case may be, the Company Group shall compute a tentative Assumed Tax Liability or a tentative Assumed Tax Benefit, as the case may be, based on such assumptions, which are consistent with respect to the Assumed Tax Liability and the Assumed Tax Benefit, that in the reasonable opinion of the Company Group would protect the Company Group against any risk of loss. The payment of the CVR Payment Amount shall be based on such tentative Assumed Tax Liability or such tentative Assumed Tax Benefit computation, as the case may be. As soon as feasible, but in no event later than 12 months after the end of the taxable year in which the CVR Payment Amount is paid based on the tentative Assumed Tax Liability and Assumed Tax Benefit, the Company Group shall recompute the Assumed Tax Liability or the Assumed Tax Benefit, as the case may be, and pay to the Holders any excess of the re-computed CVR Payment Amount over the CVR Payment Amount that was initially calculated plus interest as provided in
      Section 2.4(g) hereof. In no event, however, shall the Holders be obligated or required to refund to the Company or any of its Affiliates any excess of the CVR Payment Amount that was initially calculated over the re-computed CVR Payment Amount, but the Company shall be entitled to treat any excess CVR Payment Amounts paid to the Holders as a prepayment against future CVR Payment Amounts, if any.

      "Tax Determination" means, with respect to the Company or any of its Subsidiaries,

            (a) the receipt of a private letter ruling from the IRS;

            (b) the expiration of 30 days after official IRS acceptance of a Waiver of Restrictions on Assessment and Collection of Deficiency in Tax and Acceptance of Overassessment on IRS Form 870 or 870-AD (or any successor comparable form or the expiration of a comparable period with respect to any comparable agreement or form under the laws of other jurisdictions), unless, within such period, the Company gives notice to the Representative of the Company's intention to attempt to recover all or part of any amount paid or to be paid pursuant to the Waiver or comparable form by the filing of a timely claim for refund;

            (c) a decision, judgment, decree, or other order by a court of competent jurisdiction that has become final and is not subject to further judicial review (by appeal or otherwise);

            (d) the execution of a closing agreement under section 7121 of the Code or the official acceptance by the IRS of an offer in compromise under section 7122 of the Code, or comparable agreements under the laws of other jurisdictions;

            (e) the expiration of the time for filing a claim for refund or for instituting suit in respect of a claim for refund disallowed in whole or part by the IRS or any other taxing authority with which a claim for refund could be or was filed;

            (f) a change in applicable Income Tax law rendering one or more of the Tax Assumptions inaccurate;

            (g) any other final disposition of the tax liability for such period by reason of the expiration of the applicable statute of limitations; or

            (h) the mutual agreement of the Company and the Representative;

      to the effect that Litigation Proceeds or Non-Cash Proceeds are or are not includible in gross income in whole or in part, or more or less deduction is allowed in respect of payments of the CVR Payment Amount than is provided for in the Tax Assumptions; provided that no such Tax Determination shall be deemed to be made unless (i) it is made prior to date on which any Litigation Proceeds or Non-Cash Proceeds are received by the Company or its Subsidiaries, or (ii) if made after such date, it has the effect of increasing the CVR Payment Amount. In the event of the occurrence of a Tax Determination after the date that any Litigation Proceeds or Non-Cash Proceeds are received, the Company, as soon as practicable, shall recompute the CVR Payment Amount, and pay to the Holders any excess of the recomputed CVR Payment Amount over the CVR Payment Amount that was initially calculated, plus interest as provided in
      Section 2.4(g) hereof.

      Section 1.2 Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments, executed by the requisite percentage of the Holders in accordance with this Agreement, are delivered to the Representative and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Unless otherwise expressly

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      provided to the contrary herein, the Act of the Holders of a majority of the outstanding CVRs shall constitute the Act of the Holders.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Representative deems sufficient.

            (c) The ownership of CVRs shall be proved by the CVR Register.

      Section 1.3 Notices to Representative and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

            (a) the Representative by any Holder or the Company shall be sufficient for every purpose hereunder if in writing and delivered personally, or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the Representative addressed to him at 2411 Loma Drive, Artesia, New Mexico 88210, or at any other address previously furnished in writing to the Holders and the Company by the Representative; or

            (b) the Company by the Representative or by any Holder shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the Company addressed to it at 10000 Memorial Drive, Suite 600, Houston, Texas 77024, Attention: Chief Executive Officer, facsimile (713) 688-0616 or at any other address previously furnished in writing to the Representative and the Holders by the Company.

      Section 1.4 Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

      Section 1.5 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

      Section 1.6 Successors and Assigns. All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

      Section 1.7 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto, the Holders and their successors and permitted assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their successors and permitted assigns.

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      Section 1.8 Governing Law. This Agreement and the CVRs shall be governed by and construed in accordance with the laws of the State of Texas.

      Section 1.9 Legal Holidays. In the event that a CVR Payment Date shall not be a Business Day, then (notwithstanding any provision of this Agreement to the contrary) any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable CVR Payment Date.

      Section 1.10 Severability Clause. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the court or other tribunal making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible so that the transactions and agreements contemplated herein are consummated as originally contemplated to the fullest extent possible.

      Section 1.11 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed to constitute but one and the same instrument.

      Section 1.12 Effectiveness. This Agreement shall be deemed terminated and of no force or effect, and the parties hereto shall have no liability hereunder, if the Merger Agreement is terminated in accordance therewith prior to the Closing (as therein defined).

      Section 1.13 Entire Agreement. This Agreement and the Merger Agreement represent the entire understanding of the parties hereto with reference to the transactions and matters contemplated hereby and thereby and this Agreement supercedes any and all other oral or written agreements hereto made except for the Merger Agreement. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement shall govern and be controlling.

                                   ARTICLE II

                             CONTINGENT VALUE RIGHTS

      Section 2.1 Issuance of CVRs.

            (a) At the Effective Time, the Company shall, pursuant to the Merger Agreement, issue to each holder of Holly Common Stock outstanding immediately prior to the Effective Time (other than those who have perfected their appraisal rights) one CVR for each share of Holly Common Stock held by such holder immediately prior to the Effective Time.

            (b) The Company shall, pursuant to the Merger Agreement, issue to each Person who exercises a Converted Stock Option prior to the first CVR Payment Date one CVR for each share of Holly Common Stock into which the corresponding exchanged option to purchase Holly Common Stock was exercisable immediately prior to the Effective Time. No CVRs shall be issued to any such holder of a Converted Stock

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

      Option who does not exercise such Converted Stock Option prior to the first CVR Payment Date.

      Section 2.2 Nontransferable. The CVRs shall not be assignable or otherwise transferable by Holders, except by will, upon death or by operation of law.

      Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

            (a) The CVRs shall not be evidenced by a certificate or other instrument.

            (b) The Company shall cause to be kept at the Company's principal office a register (the register maintained in such office and in any other office designated pursuant to this Section 2.3 being herein sometimes referred to as the "CVR Register") in which the Company shall provide for the registration of CVRs. The Secretary of the Company is hereby initially appointed "CVR Registrar" for the purpose of registering CVRs and transfers of CVRs as herein provided.

            (c) Subject to the restriction on transferability set forth in
      Section 2.2, every request made to the Company to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the CVR Registrar, duly executed by the Holder thereof, his attorney duly authorized in writing, personal representative or survivor and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice by the Company, the CVR Registrar shall, subject to his reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein, register the transfer of the CVRs in the CVR Register. All transfers of CVRs registered in the CVR Register shall be the valid obligations of the Company, evidencing the same right, and shall entitle the transferee to the same benefits and rights under this Agreement, as those held by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register and any transfer not duly registered in the CVR Register will be void ab initio.

            (d) A Holder may make a written request to the CVR Registrar or the Company to change such Holder's address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice by the CVR Registrar or the Company, the CVR Registrar shall promptly record the change of address in the CVR Register.

      Section 2.4 Payment Procedures.

            (a) As promptly as practicable but in no event later than 30 days after each receipt by Holly Subsidiaries or any of their Affiliates of any Litigation Proceeds or any Non-Cash Proceeds, the Company shall deliver to the Representative a certificate (the "Litigation Proceeds Certificate") setting forth in reasonable detail (i) the amount of any Cash Proceeds and Realized Non-Cash Proceeds received by the Holly Subsidiaries or their Affiliates, (ii) a detailed description of Non-Cash Proceeds received by the Company, if any, and the amount of any such Non-Cash Proceeds that the Company has determined are includible in gross income of the Company for federal income tax purposes, (iii) the fair market value of any Realized Non-Cash Proceeds described in clause (ii) of the definition thereof and the methodology used, and calculations made, to determine such fair market value, (iv) an itemized list in reasonable detail of the Claims Expenses, (v) detailed computations of the Assumed Tax Liability and Assumed Tax Benefit, (vi) any assumptions underlying the determination of any item used in making the necessary calculations of the CVR Payment Amount, (vii) any financial or other documentation reasonably necessary to sufficiently support the calculation of the CVR Payment Amount, (viii) the amount of any Setoffs and (ix) the calculation of the CVR Payment Amount, if any, through the date of such Litigation Proceeds Certificate; provided, however, that if any Litigation Proceeds or Non-Cash Proceeds are received prior to the Effective Time, the Company shall deliver to the Representative the Litigation Proceeds Certificate within 30 days of the Effective Time.

            (b) Within 30 days of delivery of the Litigation Proceeds Certificate, the Representative shall give written notice specifying whether he agrees with or objects (a "Notice of Agreement" and a "Notice of Objection", respectively) to the Litigation Proceeds Certificate, the CVR Payment Amount and the CVR Payment Amount calculation.

            (c) If the Representative delivers a Notice of Agreement and any CVR Payment Amount is payable, the Company shall (i) establish a CVR Payment Date with respect to such CVR Payment Amount that is within 15 days of the date of the Notice of Agreement and (ii) not less than ten days prior to such CVR Payment Date, give written notice to each Option Holder of the CVR Payment Amount that will be paid to Holders on such CVR Payment Date. On such CVR Payment Date, the Company shall then promptly cause the CVR Payment Amount to be delivered to each of the Holders by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such CVR Payment Date.

            (d) If the Representative delivers a Notice of Objection within such 30-day period, the Company shall hold an amount of cash equal to the CVR Payment Amount, if any, set forth in the Litigation Proceeds Certificate in a separate bank account invested in Cash Equivalents until a Resolution is obtained pursuant to the procedures set forth in Section 2.4(e).

            (e) If the Representative delivers a Notice of Objection within such 30-day period, the Representative shall as promptly as practicable following delivery of the Notice of Objection deliver to the Company a certificate (the "Representative Objection Certificate") setting forth in reasonable detail each of the objections to the calculations, valuations, methodologies, lists, computations, assumptions and other information, including, without limitation, the Company's determination that any Non-Cash Proceeds are includible in the Company gross income or the fair market value of any Realized Non-Cash Proceeds described in clause (ii) of the definition thereof (collectively, the "Determinations") that the Representative has to the Litigation Proceeds Certificate. If the Company does not agree with the Representative's objections to the Litigation Proceeds Certificate, then within ten days of the delivery by the Representative of the Representative Objection Certificate, the Company and the Representative shall submit the portions of the Determinations set forth in the Litigation Proceeds Certificate that are in dispute to a mutually agreed upon independent public accounting firm of national standing that shall have expertise in income and franchise tax matters and the valuation of assets and properties (the "Firm"). If the Company and the Representative cannot agree upon the Firm, then the Company and the Representative agree that the Firm shall be Grant Thornton International, provided, that Grant Thornton International has not billed the Company for professional services within the three-year period immediately prior to the date of the Litigation Proceeds Certificate. The Firm shall be instructed to determine whether the Determinations set forth in the Litigation Proceeds Certificate that are in dispute are correct. If the Firm determines that such Determinations are correct, the CVR Payment Amount shall be as set forth in the Litigation Proceeds Certificate, and the Representative shall be deemed to have delivered a Notice of Agreement with respect to such Litigation Proceeds Certificate. If the Firm determines that any of the Determinations set forth in the Litigation Proceeds Certificate are incorrect in any respect that causes the CVR Payment Amount determined by the Company to be less than the CVR Payment Amount determined by the Firm, the Firm's resulting calculation of the CVR Payment Amount shall be binding on the parties hereto (a "Resolution"), and in addition to the CVR Payment Amount determined by the Firm, the Company shall pay to the Holders interest on such differential calculated from the date that the Representative delivered its Notice of Objection at an interest rate equal to the rate actually earned by the Company pursuant to the investment of such funds in Cash Equivalents. All costs and expenses billed by the Firm in connection with the performance of its duties described herein ("Firm Expenses") shall be paid by the Company; provided, however, that if the Company's determination of the CVR Payment Amount is:

                  (i) greater than or equal to 95% of the CVR Payment Amount determined by the Firm, then 100% of the Firm Expenses shall be deducted from the CVR Payment Amount;

                  (ii) greater than or equal to 85% of the CVR Payment Amount determined by the Firm, but less than 95% of the CVR Payment Amount determined by the Firm, then 50% of the Firm Expenses shall be deducted from the CVR Payment Amount; or

                  (iii) less than 85% of the CVR Payment Amount determined by the Firm, then the Company shall not be reimbursed for any portion of the Firm Expenses.

            (f) If the Representative does not deliver a Notice of Agreement or a Notice of Objection to the Litigation Proceeds Certificate within the 30-day period described above, the Representative shall be deemed to have delivered a Notice of Agreement with respect to such Litigation Proceeds Certificate, and, if any CVR Payment Amount is payable, the Company shall
      (i) establish a CVR Payment Date with respect to such CVR Payment Amount that is within 15 days following the last day of such 30-day period and
      (ii) not less than ten days prior to such CVR Payment Date, give written notice to each Option Holder of the CVR Payment Amount that will be paid to Holders on such CVR Payment Date. On such CVR Payment Date, the Company shall then promptly cause the CVR Payment Amount to be delivered to each of the Holders by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such CVR Payment Date. If the Representative delivers a Notice of Objection with respect to such Litigation Proceeds Certificate within the 30-day period described above, after a Resolution is obtained, the Company shall (i) establish a CVR Payment Date with respect to such CVR Payment Amount that is within 15 days of the date of such Resolution and (ii) not less than ten days prior to such CVR Payment Date, give written notice to each Option Holder of the CVR Payment Amount that will be paid to Holders on such CVR Payment Date. On such CVR Payment Date, the Company shall then promptly cause the CVR Payment Amount to be delivered to each of the Holders by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such CVR Payment Date.

            (g) As promptly as practicable but in no event later than 30 days after the recomputation of the Assumed Tax Liability and the Assumed Tax Benefit pursuant to paragraph (g) of the definition of "Tax Assumptions" herein or the occurrence of a Tax Determination after the date on which the Litigation Proceeds were received, the Company shall pay to the Holders any excess of the re-computed CVR Payment Amount over the CVR Payment Amount that was initially calculated plus interest for the period over which the payment was deferred at an interest rate equal to the rate actually earned by the Company pursuant to the investment of such funds in Cash Equivalents. Along with such payment, the Company shall provide to the Holders a Litigation Proceeds Certificate setting forth the re-calculation of the CVR Payment Amount. The standards and procedures applicable to Litigation Proceeds Certificates and the calculation of the CVR Payment Amount set forth in this Section 2.4 shall apply in full force to any Litigation Proceeds Certificate delivered pursuant to this paragraph (g).

      Section 2.5 Agreements With Respect to Income Tax.

            (a) The Assumed Tax Liability shall (i) if there is no Tax Determination, be computed based on the Tax Assumptions and (ii) if there is a Tax Determination to the effect that Litigation Proceeds or Non-Cash Proceeds are or are not includible in gross income in whole or in part, be computed on the basis of the Tax Assumptions as such Tax Assumptions are modified by such Tax Determination.

            (b) The Assumed Tax Benefit shall (i) if there is no Tax Determination, be computed based on the Tax Assumptions and (ii) if there is a Tax Determination to the effect that more or less deduction is allowed with respect to the payment of Claims Expenses or the CVR Payment Amount than is provided for in the Tax Assumptions, be computed on the basis of the Tax Assumptions as such Tax Assumptions are modified by such Tax Determination.

      Section 2.6 Payments on CVRs.

            (a) In the event that Holly Subsidiaries or their Affiliates receive payments of Litigation Proceeds on more than one date, then the CVR Payment Amount with respect to any such Litigation Proceeds shall be paid with respect to each such receipt of Litigation Proceeds and the procedures described in Section 2.4 shall apply to each such receipt of Litigation Proceeds. The calculation of the CVR Payment Amount following the calculation of the initial CVR Payment Amount shall be made on a cumulative basis to reflect the receipt of all Litigation Proceeds, the payment of all Claims Expenses, the prior payment of any CVR Payment Amounts and the calculation of all Assumed Tax Liabilities and Assumed Tax Benefits from the date of this Agreement to the date of determination of each such subsequent CVR Payment Amount (it being understood, however, that in no event shall the Holders be obligated or required to refund to the Company or any of its Affiliates any portion of any CVR Payment Amount previously paid to the Holders). By way of example, Exhibit B to this Agreement sets forth a hypothetical example of how to calculate CVR Payment Amounts if Non-Cash Proceeds, Cash Proceeds, and Realized Non-Cash Proceeds are received by the Holly Subsidiaries or their Affiliates on more than one date.

            (b) The determination by the Company and the Representative of any CVR Payment Amount pursuant to the procedures set forth in Section 2.4, absent a mathematical error, shall be final and binding on the Company and each Holder.

            (c) Except in the specific cases specified in this Agreement, no interest shall accrue on any amounts payable on the CVRs to any Holder.

            (d) The Company shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the CVR Payment Amount otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

                                   ARTICLE III

                               THE REPRESENTATIVE

      Section 3.1 Certain Duties and Responsibilities.

            (a) The Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. The Representative shall exercise such of the rights and powers vested in him by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Representative shall not be liable for any acts or omissions except to the extent that the Representative has engaged in willful misconduct or bad faith.

            (b) No provision of this Agreement shall be construed to relieve the Representative from liability for his own willful misconduct or bad faith, except that no provision of this Agreement shall require the Representative to expend or risk his own funds or otherwise incur any financial liability in the performance of any of his duties hereunder or in the exercise of any of his rights or powers.

      Section 3.2 Certain Rights of Representative. The Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Representative. In addition:

            (a) the Representative shall have the right, and is hereby authorized on behalf of the Holders, to approve or reject in writing any settlement of any aspect or portion of the Litigation entered into by Holly Subsidiaries or their Affiliates prior to the Claims Expense Threshold Date;

            (b) the Representative may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties;

            (c) whenever the Representative shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Representative may, in the absence of bad faith or willful misconduct on his part, rely upon an Officer's Certificate;

            (d) the Representative may engage and consult with counsel of his selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by him hereunder in good faith and in reliance thereon;

            (e) the Representative may engage and consult with tax experts, valuation firms and other experts and third parties that he, in his sole and absolute discretion, deems appropriate or necessary to enable him to discharge his duties hereunder;

            (f) the permissive rights of the Representative to do things enumerated in this Agreement shall not be construed as a duty;

            (g) the Representative shall not be required to give any note or surety in respect of the execution of the such powers or otherwise in respect of the premises; and

            (h) the initial Representative may be a Holder.

      Section 3.3 Not Responsible for Recitals or Issuance of CVRs. The recitals contained herein shall be taken as the statements of the Company, and the Representative assumes no responsibility for their correctness. The Representative makes no representations as to the validity or sufficiency of this Agreement or the CVRs. The Representative shall not be accountable or liable for the use or application by the Company of the Litigation Proceeds or Non-Cash Proceeds.

      Section 3.4 Compensation, Reimbursement and Indemnification of the Representative. The Company agrees:

            (a) to pay to the Representative at least $4,000 on the first day of each month following the Effective Time, plus applicable New Mexico gross receipts taxes;

            (b) except as otherwise expressly provided herein, to pay the Representative, upon the request of the Representative, all reasonable expenses and disbursements incurred or to be incurred by the Representative in accordance with any provision of this Agreement (including, without limitation, the reasonable compensation and the expenses and disbursements of his counsel, tax experts, valuation firms and other experts and third parties as contemplated in Section 3.2); and

            (c) to indemnify the Representative and hold him harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses and reasonable disbursements of any kind or nature whatsoever (including, without limitation, the reasonable compensation and the expenses and disbursements of his counsel, tax experts, valuation firms and other experts and third parties as contemplated in Section 3.2) that may be imposed on, asserted against or incurred by him under this Agreement, and the Representative shall be so indemnified under this Agreement for his own ordinary or gross negligence, but the Representative does not have the right to be indemnified under this Agreement for his own willful misconduct or bad faith.

      Section 3.5 Resignation and Removal; Appointment of Successor.

            (a) The Representative may resign at any time by giving written notice thereof to the Company.

            (b) The Representative may be removed at any time by Act of the Holders of a majority of the outstanding CVRs that is delivered to the Representative and the Company.

            (c) If at any time the Representative shall become incapable of acting, any Holder of a CVR may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Representative and the appointment of a successor Representative.

            (d) In the event that the Representative resigns, is removed or becomes incapable of acting, then the Representative shall not be entitled to any compensation payable pursuant to Section 3.4 from and after the date of his resignation or removal.

            (e) If the Representative shall resign, be removed or become incapable of acting, the Company, by a Board Resolution, shall promptly appoint a qualified successor Representative who is a Holder and not an officer of the Company. If, within 90 days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Representative shall not have been appointed by the Company, the Holders of the CVRs may appoint any Person who is willing to serve as successor Representative by the Act of the Holders of a majority of the outstanding CVRs delivered to the Company. The successor Representative so appointed shall, forthwith upon his acceptance of such appointment in accordance with this Section 3.5(e), become the successor Representative. If no successor Representative shall have been so appointed by the Company or the Holders of the CVRs and so accepted his or her appointment, the Holder of any CVR may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Representative.

            (f) The Company shall give notice of each resignation and each removal of a Representative and each appointment of a successor Representative by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Representative. If the Company fails to send such notice within ten days after acceptance of appointment by a successor Representative, the successor Representative shall cause the notice to be mailed at the expense of the Company.

      Section 3.6 Acceptance of Appointment by Successor. Every successor Representative appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Representative an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Representative, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Representative; but, on request of the Company or the successor Representative, such retiring Representative shall execute and deliver an instrument transferring to such successor Representative all the rights, powers and trusts of the retiring Representative.

      Section 3.7 Assignment of Claims Act; Assignment of Litigation. If any of the rights or duties granted to the Representative pursuant to this Agreement are deemed to constitute a prohibited assignment of the Litigation under the Assignment of Claims Act or otherwise deemed to violate the Assignment of Claims Act, the rights and duties of the Representative under this Agreement shall be amended to the fullest extent necessary so as to not violate the Assignment of Claims Act. The Company shall not, and will not permit its Affiliates to, "assign" (within the meaning of the Assignment of Claims Act) any interest in the Litigation.

                                   ARTICLE IV

            HOLDERS' LISTS AND REPORTS BY REPRESENTATIVE AND COMPANY

      Section 4.1 Company to Furnish Representative with Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Representative (a) in such form as the Representative may reasonably require, the names and addresses of the Holders within 15 days of the Effective Time, and
(b) at such times as the Representative may request in writing, within five days after receipt by the Company of any such request, a list, in such form as the Representative may reasonably require, of the names and the addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished.

                                    ARTICLE V

                                    COVENANTS

      Section 5.1 Prosecution of Litigation by Company; Settlement; Periodic Reports.

            (a) The Company shall, and shall cause the Holly Subsidiaries to, prosecute the Litigation in good faith. In any settlement to resolve the Litigation, the Company shall, and shall cause Holly and its Subsidiaries to, seek in good faith a settlement of the Litigation for Cash Proceeds or Non-Cash Proceeds that will become Realized Non-Cash Proceeds as described in clause (i) of the definition thereof in as short a period of time after the settlement is entered as is reasonably practicable. At the time that any settlement of the Litigation is entered into, the Company and the Representative shall seek in good faith to agree on the amount, or a methodology for determining the amount, of any Cash Proceeds, Setoffs, Realized Non-Cash Proceeds or Non-Cash Proceeds resulting from the settlement and of the appropriate treatment thereof for purposes of calculating the Assumed Tax Liability.

            (b) The Company shall not settle any aspect or portion of the Litigation prior to the Claims Expense Threshold Date without obtaining the prior written consent of the Representative (which may be denied by the Representative in his sole and absolute discretion) and the prior approval of the specific terms of such settlement by the Board of Directors. The Company shall not settle any aspect or portion of the Litigation after the Claims Expense Threshold Date without obtaining the prior approval of the specific terms of such settlement by the Board of Directors. The Company shall afford the Representative (i) reasonable access to information concerning the Litigation that is in the possession, custody or control of the Company and its Affiliates and (ii) the reasonable assistance of the officers, employees, counsel and experts of the Company and its Affiliates for purposes of performing the Representative's duties under this Agreement.

            (c) Until the Litigation has been settled or is final and not subject to further judicial review (by appeal or otherwise), the Company shall deliver to the Representative by the last Business Day of each fiscal quarter of the Company a report describing the status of the Litigation, which report shall describe in summary fashion, the total Claim Expenses incurred through the date of such report, the status of all pending court proceedings related to the Litigation, whether any new claims or proceedings have been brought by Holly Subsidiaries or their Affiliates related to the Litigation, the status of any counterclaims brought by the United States related to the Litigation, any Setoffs asserted by the United States against Holly Subsidiaries or their Affiliates and the status of any settlement negotiations among Holly Subsidiaries and their Affiliates and the United States with respect to the Litigation. Upon request by the Representative to the Company, the Company shall provide the Representative with such additional detail as shall be reasonably necessary to enable him to satisfy his obligations hereunder.

            (d) The Company in good faith shall convert or cause to be converted any Non-Cash Proceeds to cash as promptly as reasonable practicable after receiving any such Non-Cash Proceeds.

            (e) The Company shall hold an amount of cash equal to the aggregate amount of any CVR Payment Amount payable pursuant to this Agreement in a separate bank account invested in Cash Equivalents until such cash has been paid to the Holders.

      Section 5.2 Payment of CVR Payment Amount. The Company shall duly and promptly pay each Holder the CVR Payment Amount in the manner provided for in
Section 2.4 and in accordance with the terms of this Agreement.

      Section 5.3 Tax Reporting. Neither the Company nor any of its Affiliates shall take any position in any tax return, report or other tax filing inconsistent with any of the Tax

Assumptions (other than clause (d) of the definition thereof), except to the extent required by a Tax Determination.

                                   ARTICLE VI

                                   AMENDMENTS

      Section 6.1 Amendments Without Consent of Holders.

            (a) Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Representative, in the Representative's sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

                  (i) to evidence the succession of another Person to the
            Company and the assumption by any such successor of the covenants of the Company herein;

                  (ii) to evidence the succession of another Person as a
            successor Representative and the assumption by any successor of the covenants and obligations of the Representative herein;

                  (iii) to add to the covenants of the Company such further
            covenants, restrictions, conditions or provisions as the Board of Directors and the Representative shall consider to be for the protection of the Holders; provided that in each case, such provisions shall not adversely affect the interests of the Holders; or

                  (iv) to cure any ambiguity, to correct or supplement any
            provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that in each case, such provisions shall not adversely affect the interests of the Holders.

            (b) Promptly after the execution by the Company and the Representative of any amendment pursuant to the provisions of this Section 6.1, the Company shall mail a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

      Section 6.2 Amendments with Consent of Holders.

            (a) With the consent of the Holders of not less than a majority of the outstanding CVRs, by Act of such Holders delivered to the Company and the Representative, the Company, when authorized by a Board Resolution, and the Representative may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement if such addition, elimination or change is in any way adverse to the interest of the Holders.

            (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

            (c) Promptly after the execution by the Company and the Representative of any amendment pursuant to the provisions of this Section 6.2, the Company shall mail a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

      Section 6.3 Execution of Amendments. In executing any amendment permitted by this Article, the Representative shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Representative may, but is not obligated to, enter into any such amendment that affects the Representative's own rights, privileges, covenants or duties under this Agreement or otherwise.

      Section 6.4 Effect of Amendments. Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

                                   ARTICLE VII

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

      Section 7.1 Company May Consolidate, Etc.

            (a) The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                  (1) in case the Company shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety (the "Surviving Person") shall expressly assume payment of amounts on all the CVRs and the performance of every duty and covenant of this Agreement on the part of the Company to be performed or observed; and

                  (2) the Company has delivered to the Representative an Officer's Certificate, stating that such consolidation, merger, conveyance, transfer or lease complies with this Article VII and that all conditions precedent herein provided for relating to such transaction have been complied with.

            (b) For purposes of this Section 7.1, "convey, transfer or lease its properties and assets substantially as an entirety" shall mean properties and assets contributing in the aggregate at least 80% of the Company's total consolidated revenues as reported in the Company's last available periodic financial report (quarterly or annual, as the case may be) filed with the Commission.

      Section 7.2 Successor Substituted. Upon any consolidation of or merger by the Company with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 7.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if the Surviving Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the CVRs.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                  FRONT RANGE HIMALAYA CORPORATION

                                  By: /s/ JULIE H. EDWARDS
                                      ------------------------------------------
                                  Name: Julie H. Edwards
                                        ----------------------------------------
                                  Title: Vice President, Chief Financial Officer
                                         ---------------------------------------


                                  FRONTIER OIL CORPORATION

                                  By: /s/ JULIE H. EDWARDS
                                      ------------------------------------------
                                  Name: Julie H. Edwards
                                        ----------------------------------------
                                  Title: Executive Vice President,
                                         ---------------------------------------
                                         Finance and Administration
                                         ---------------------------------------


                                HOLLY CORPORATION

                                  By: /s/ MATTHEW P. CLIFTON
                                      ------------------------------------------
                                  Name: Matthew P. Clifton
                                        ----------------------------------------
                                  Title: President
                                         ---------------------------------------


                                  FRONT RANGE MERGER CORPORATION

                                  By: /s/ JULIE H. EDWARDS
                                      ------------------------------------------
                                  Name: Julie H. Edwards
                                        ----------------------------------------
                                  Title: Vice President, Chief Financial Officer
                                         ---------------------------------------

                                  HIMALAYA MERGER CORPORATION

                                  By: /s/ JULIE H. EDWARDS
                                      ------------------------------------------
                                  Name: Julie H. Edwards
                                        ----------------------------------------
                                  Title: Vice President, Chief Financial Officer
                                         ---------------------------------------

                                  /s/ JACK P. REID
                                  -------------------------------------
                                  Jack P. Reid,
                                  Representative

                                                                       EXHIBIT A

                            DESCRIPTION OF LITIGATION

      In September 2002, Holly, through its Subsidiaries, Navajo Refining Company, L.P., a Delaware limited partnership, and Montana Refining Company, a Montana partnership (the "Subsidiary Plaintiffs"), filed suit against the Federal Government in the United States Court of Federal Claims, Case No. 02-1220C, Navajo Refining Company, L.P. and Montana Refining Company, a Partnership, Plaintiffs, vs. The United States, Defendant (the "Federal Claims Lawsuit"), with respect to claims which total approximately $210 million relating to jet fuel sales by the Subsidiary Plaintiffs to the Defense Fuel Supply Center in the years 1982 through 1995. These claims had been filed by the Subsidiary Plaintiffs in May and June 2001 and were denied by the Department of Defense in November 2001. In September 2002, the Subsidiary Plaintiffs filed additional claims with the Department of Defense under the Contract Disputes Act asserting that additional amounts totaling approximately $88 million are due to the Company with respect to jet fuel sales to the Defense Fuel Supply Center in the years 1995 through 1999 (the "1995-1999 Jet Fuel Claims"). In November 2002, the Department of Defense issued final decisions rejecting the 1995-1999 Jet Fuel Claims. Following these decisions, the Subsidiary Plaintiffs in November 2002 filed an amended complaint in the United States Court of Federal Claims to add the 1995-1999 Jet Fuel Claims to the Subsidiary Plaintiff's pending suit which was filed in September 2002 and related originally to claims for the years 1982 through 1995. As a result of the amendment, the total amount sought in the Subsidiary Plaintiff's suit for all years from 1982 through 1999 is approximately $298 million. In January 2003, the Federal Government filed a motion for partial summary judgment in this suit, and in February 2003, the Subsidiary Plaintiff's filed a cross motion for partial summary judgment.

                                                                       EXHIBIT B

                     EXAMPLE OF CALCULATION OF CVR PAYMENTS
            IF LITIGATION PROCEEDS ARE RECEIVED ON MORE THAN ONE DATE

Below is a hypothetical calculation of CVR Payment Amounts using the certain assumption:


                                                                          CVR PAYMENT DATE

                                                       DECEMBER 31, 2004          DECEMBER 31, 2005          DECEMBER 31, 2006
                                                                CUMULATIVE                 CUMULATIVE                   CUMULATIVE
                             DECEMBER 31, 2003       YEAR        TO DATE         YEAR        TO DATE        YEAR          TO DATE
                             -----------------       ----        -------         ----        -------        ----          -------
LITIGATION PROCEEDS                $         0   $20,000,000   $20,000,000   $ 1,000,000   $21,000,000   $20,000,000   $41,000,000

TWO TIMES CLAIMS EXPENSES          $   500,000   $   500,000   $ 1,000,000   $ 2,000,000   $ 3,000,000   $ 1,000,000   $ 4,000,000

ASSUMED TAX LIABILITY              $ 8,800,000   $ 8,000,000   $16,800,000   $   400,000   $17,200,000   $         0   $17,200,000

ASSUMED TAX BENEFIT OF
PAYMENT OF CLAIMS EXPENSES         $   100,000   $   100,000   $   200,000   $   400,000   $   600,000   $   200,000   $   800,000

ASSUMED TAX BENEFIT OF CVR
PAYMENT AMOUNT UNDER SECTION 483   $         0   $     7,188   $     7,188   $         0   $     7,188   $   492,593   $   499,781

ASSUMED TAX BENEFIT OF RECEIPT
OF REALIZED NON-CASH PROCEEDS
LESS THAN AMOUNT PREVIOUSLY
INCLUDED IN INCOME                 $         0   $         0   $         0   $         0   $         0   $   800,000   $   800,000

10% OF REMAINDER OF LITIGATION
PROCEEDS MINUS TWO TIMES CLAIMS
EXPENSES                                     0   $ 1,900,000   $ 1,900,000   $         0   $ 1,900,000   $ 1,800,000   $ 3,700,000
                                   -----------                 -----------                 -----------                 -----------

CUMULATIVE CVR PAYMENT AMOUNTS     $         0                                             $   507,188   $   507,188   $18,199,781

CUMULATIVE PAYMENTS MADE ON
PRIOR CVR PAYMENT DATES            $         0                 $         0                 $   507,188                 $   507,188
                                   -----------                 -----------                 -----------                 -----------

CVR PAYMENT AMOUNT PAYABLE
ON CVR PAYMENT DATE                $         0                 $   507,188                 $         0                 $17,692,593

ASSUMPTIONS:

(1) During 2003 (i) Non-Cash Proceeds are received, the Company determines that $22,000,000 is includible in the Company's gross income with respect to such Non-Cash Proceeds and so indicates on the Litigation Certificate, and the Representative does not object thereto, and (ii) $250,000 of Claims Expenses are incurred.

(2) On December 31, 2004, $20,000,000 of Cash Proceeds are received. During 2004, $250,000 of Claims Expenses are incurred.

(3) On December 31, 2005, $1,000,000 of Cash Proceeds are received. During 2005, $1,000,000 of Claims Expenses are incurred.

(4) On December 31, 2006, the Non-Cash Proceeds received in 2003 are converted into $20,000,000 of Realized Cash Proceeds resulting in a no additional Assumed Tax Liability and an Assumed Tax Benefit equal to the product of
      (i) the excess of the amount includible in gross income in 2003 with respect to the Non-Cash Proceeds ($22,000,000) over the amount of Realized Non-Cash Proceeds associated with such Non-Cash Proceeds ultimately received ($20,000,000), and (ii) the assumed marginal income tax rate. During 2006, $500,000 of Claims Expenses are incurred.

(5) Assumed Tax Liability and Assumed Tax Benefit based upon an assumed combined federal, state and local marginal income tax rate of 40%.

(6) The Assumed Tax Benefit of the Section 483 interest payments is based upon an assumed Applicable Federal Rate of 1.82%.